Dear Stockholder:

     We cordially invite you to attend our 1997 Annual Meeting, which will be held on Tuesday, December 16, 1997, at 10:00 a.m. at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

     Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

     Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

     We hope that you will be able to join us on December 16.


                                 Very truly yours,




                                 Rick Powell
                                 Chairman of the Board and
                                 Chief Executive Officer



                               First Cash, Inc.
                      690 East Lamar Boulevard, Suite 400
                           Arlington, Texas  76011
                           -----------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 16, 1997
                         ----------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of First Cash, Inc. (the "Company") will be held at the First Cash, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Tuesday, December 16, 1997, for the following purposes:

1. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending July 31, 1998; and

2. To transact such other business as may properly come before the meeting.

     Common stockholders of record at the close of business on November 3, 1997, will be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,



Arlington, Texas                       Rick L. Wessel
November 3, 1997                       Chief Financial Officer,
                                       Secretary and Treasurer


                               First Cash, Inc.
                     690 East Lamar Boulevard, Suite 400
                           Arlington, Texas 76011
                           ----------------------

                              PROXY STATEMENT
                      Annual Meeting of Stockholders
                      ------------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Tuesday, December 16, 1997, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about November 3, 1997.

     The close of business on November 3, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 4,465,792 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1998, AND (ii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                ANNUAL REPORT
                                -------------

     The Annual Report to Stockholders, covering the fiscal year of the Company, dated July 31, 1997, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

     The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the Chief Financial Officer, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

                                   ITEM 1
                                   ------

RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE
              COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1998
              ------------------------------------------------

     The Board of Directors and the Audit Committee of the Board have approved engagement of Deloitte & Touche LLP as independent auditors for the fiscal year ending July 31, 1998 consolidated financial statements. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending July 31, 1998. The engagement of Deloitte & Touche LLP for audit services has been approved by both the Audit Committee of the Board of Directors and the Board itself.

     In the event the appointment of Deloitte & Touche LLP as independent auditors for fiscal 1998 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal 1998 will be permitted to stand unless the Board finds other good reason for making a change. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

     THE BOARD HAS RECOMMENDED THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.


                                  DIRECTORS
                                  ---------

     The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall consist of at least one director and no more than 15 directors. The directors are elected by the stockholders of the Company. At each annual meeting of stockholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders will not be electing any directors for the coming year, as none of the classes of the directors is up for election at this annual meeting.

     The Board of Directors of the Company consists of four directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 1998 - Mr. Powell; and 1999 - Messrs. Wessel, Burke and Love. There are currently no directors serving in the class up for election at this annual meeting. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and executive officer. Current directors of the Company are as follows:

     Phillip E. Powell has served as director since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services business for over 16 years.

     Rick L. Wessel has served as chief financial officer, secretary and treasurer of the Company since May 1992, and has served as a director since November 1992. Prior to February 1992, Mr. Wessel was employed by Price Waterhouse LLP for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

     Richard T. Burke has served as a director of the Company since December 1993. Mr. Burke is the founder and former chief executive officer and chairman, from 1974 to 1988, of United HealthCare Corporation. Mr. Burke remains a director of United HealthCare Corporation, a company engaged in the managed health care industry. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of United HealthCare Corporation. Mr. Burke also serves as a director and vice chairman of the board of directors of Education Alternatives, Inc., a company engaged in the business of providing school management services and products to public schools. The securities of United HealthCare Corporation and Education Alternative, Inc. are registered pursuant to the Exchange Act.

     Joe R. Love has served as a director of the Company since December 1991. Mr. Love has served as chairman and chief executive officer of Partridge Capital Corporation, a venture capital firm, since October 1976. Since July 1989, Mr. Love has served on the board of directors of Sooner Energy Corporation, a company engaged in oil and gas exploration and production. In October 1996, Mr. Love became a member of the board of directors of Western Country Clubs, Inc., a public company involved in the entertainment industry.

Board of Directors, Committees and Meetings
-------------------------------------------

     The Board of Directors held five meetings during fiscal 1997. Each director attended all meetings during fiscal 1997. The Audit and Compensation Committees each consist of Richard T. Burke and Joe R. Love. The Audit Committee held two meetings during fiscal 1997 and the Compensation Committee held two meetings during fiscal 1997.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

     Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plan.

     The Company has no nominating committee or any committee serving a similar function.

Directors' Fees
---------------

     For the year ended July 31, 1997, the Company's two outside directors each received compensation of $7,200 as consideration for serving as directors of the Company. In addition, they were also reimbursed for their reasonable expenses incurred for each Board and committee meeting attended.

Reports
-------

     To the Company's knowledge, all reports as required under Section 16 of the Exchange Act were filed on a timely basis during the fiscal year ended July 31, 1997.

Board Committees; Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------------------------

     The Board of Directors has two standing committees. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Audit Committee reviews internal controls, recommends to the Board of Directors engagement of the Company's independent certified public accountants, reviews with such accountants the plan for and results of their examination of the consolidated financial statements, and determines the independence of such accountants. Messrs. Burke and Love serve as members of each of these committees.



                             EXECUTIVE OFFICERS
                             ------------------

     The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

           Name                 Age          Position
           ----                 ---          --------
     Phillip E. Powell          47   Chairman of the Board and
                                      Chief Executive Officer
     Rick L. Wessel             39   Chief Financial Officer, Secretary,
                                      Treasurer and Director
     J. Alan Barron             36   Chief Operating Officer
     Scott Williamson           39   Senior Vice President

     J. Alan Barron joined the Company in January 1994 as its chief operating officer. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine store privately-held pawnshop chain. Prior to his employment as chief financial officer of this privately-held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP. Mr. Barron is a certified public accountant licensed in Texas.

     Scott Williamson joined the Company in January 1994 as its corporate controller and in October 1994 was elected to senior vice president. Prior to joining the Company, Mr. Williamson served as the director of internal audit for the Dallas office of the Federal Deposit Insurance Corporation where he was employed since 1989. From 1985 to 1989, Mr. Williamson served as vice president and corporate audit department manager for Bright Banc Savings Association of Dallas. Mr. Williamson also spent a total of five years in public accounting firms, including two years with Ernst & Young. Mr. Williamson is a certified public accountant licensed in Texas and Oklahoma.

     Biographical information with respect to Messrs. Powell and Wessel was previously provided under "Directors".

                               STOCK OWNERSHIP
                               ---------------

     The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of November 3, 1997. On that date, there were 4,465,792 shares of voting Common Stock issued and outstanding.

                                                Shares Beneficially
          Officers, Directors                       Owned (2)
         and 5% Stockholders (1)             Number          Percent
         -----------------------             ------          -------
      Richard T. Burke (3)                 1,685,000          28.56%
      Wasatch Advisors, Inc.                 810,500          18.15
      Phillip E. Powell (4)                  919,145          17.26
      Joe R. Love (5)                        688,000          13.65
      Springer Run Investments, L.C. (6)	   483,000           9.76
      Rick L. Wessel (7)                     423,144           8.67
      J. Alan Barron (8)                     352,030           7.32
      Scott Williamson (9)                   232,905           5.01
      All officers and directors
       as a group (6 persons)              4,300,224          51.92

(1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: Wasatch Advisors, Inc., 68 South Main, Salt Lake City, UT 84101; all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.
(2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of November 3, 1997, upon exercise of outstanding convertible debentures, warrants and options.
(3) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 250,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001, and 835,000 shares underlying convertible debentures.
(4) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 200,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 275,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 35,000 shares at a price of $4.625 per share to expire in November 1999, a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001, and 51,000 shares underlying convertible debentures.
(5) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 223,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001, and 115,000 shares of common stock all of which are beneficially owned by affiliates of Mr. Love.
(6) Includes a warrant to purchase 200,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 133,000 shares at a price of $4.00 per share to expire in January 2001, and a warrant to purchase 150,000 shares at a price of $4.625 per share to expire in January 2001 all of which are beneficially owned by affiliates of Mr. Love.
(7) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 100,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 105,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 10,000 shares at a price of $4.625 per share to expire in November 1999, and 50,500 shares underlying convertible debentures.
(8) Includes a warrant to purchase 150,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 50,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 100,000 shares at a price of $4.625 per share to expire in January 2001, a stock option to purchase 5,000 shares at a price of $4.625 per share to expire in November 1999, and 41,500 shares underlying convertible debentures.
(9) Includes a warrant to purchase 75,000 shares at a price of $15.00 per share to expire in July 2000, a warrant to purchase 50,000 shares at a price of $4.00 per share to expire in January 2001, a warrant to purchase 55,000 shares at a price of $4.625 per share to expire in January 2001, and a stock option to purchase 5,000 shares at a price of $4.625 per share to expire in November 1999.


                                COMPENSATION
                                ------------

Executive Compensation
----------------------

     The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the fiscal year ended July 31, 1997 in excess of $100,000:

                         Summary Compensation Table
                         --------------------------
                                 Annual               Long-Term
                              Compensation      Compensation - Awards
                            ----------------    ---------------------
                                                     Securities
 Name and Principal  Fiscal                          Underlying          All Other
      Position        Year  Salary     Bonus      Options/Warrants (1) Compensation (2)
      --------        ----  ------     -----      -------------------- ----------------
Phillip E. Powell
 Chairman of the      1997 $185,000  $102,200                -               -
 Board and Chief      1996  175,000    20,000          575,000               -
 Executive Officer    1995  150,000         -           35,000               -

Rick L. Wessel
 Chief Financial      1997 $100,000  $ 57,200                -               -
 Officer, Secretary   1996   95,000    10,000          255,000               -
 and Treasurer        1995   85,000         -           10,000               -

J. Alan Barron        1997 $100,000  $ 57,200                -               -
 Chief Operating      1996   95,000    10,000          250,000               -
 Officer              1995   80,000         -            5,000               -

Scott Williamson      1997 $ 85,000  $ 22,200                -               -
 Senior Vice          1996   80,000     5,000          130,000               -
 President            1995   65,000         -            5,000               -

-------------
(1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
(2) The aggregate amount of other compensation is less than 10% of such executive officer's annual compensation.

Employment Agreements
---------------------

     Mr. Powell has entered into an employment agreement with the Company through fiscal 2000 which provides for: (i) a fiscal 1997 annual base salary of $185,000; (ii) the right to receive incentive compensation during each fiscal year, or lesser period during which Mr. Powell is employed; (iii) a lump-sum payment equal to the greater of one-year base salary or the remaining base salary that would have been paid in the initial term of employment in the event of constructive termination of employment; and (iv) a warrant to purchase 200,000 shares of Common Stock at an exercise price of $4.00 per share, which in the event of a change of control or constructive termination, Mr. Powell could cause the Company to repurchase at a price equal to the difference between the exercise price and the exchange, sale or tender offer price, or the closing bid price, whichever is applicable, depending upon the triggering event. These warrants, and the underlying shares, have piggyback registration rights. The Company has agreed to pay all expenses in connection with such piggyback registration rights, except underwriting discounts and commissions and Mr. Powell's legal fees. In the event Mr. Powell voluntarily resigns or is removed for cause, the unexercised portion of the warrant automatically becomes forfeited. This agreement contains provisions which automatically extend the agreement for one year periods unless earlier terminated.

     Mr. Wessel has a one-year employment agreement with the Company, substantially identical to the employment agreement described above, except that the base salary is $100,000, Mr. Wessel is not entitled to receive incentive compensation, and a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share. The initial term of this employment agreement expired on July 31, 1994; however the agreement contains provisions which automatically extend the agreement for one year periods unless earlier terminated.

Stock Options and Warrants
--------------------------

     During fiscal 1997, the Company issued no stock options or warrant grants to the above named executive officers.

               July 31, 1997 Stock Option and Warrant Values
               ---------------------------------------------
                                       Number of Unexercised      Value of Unexercised
                                    Stock Options and Warrants        In-The-Money
                                         at July 31, 1997       Stock Options and Warrants
                      Shares                  (Shares)             July 31 , 1997 (l)
                  Acquired on  Value          --------             ------------------
      Name          Exercise  Realized Exercisable Unexercisable Exercisable Unexercisable
      ----          --------  -------- ----------- ------------- ----------- -------------
Phillip E. Powell      -          -      810,000(2)      -         $963,750        -
Rick L. Wessel         -          -      365,000(3)      -          358,125        -
J. Alan Barron         -          -      305,000(4)      -          244,375        -
Scott Williamson       -          -      185,000(5)      -          182,500        -

(1) Computed based upon the differences between aggregate fair market value and aggregate exercise price.
(2) Includes warrants to purchase 675,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 135,000 shares at $4.625 per share.
(3) Includes warrants to purchase 355,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 10,000 shares at $4.625 per share.
(4) Includes warrants to purchase 300,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 5,000 shares at $4.625 per share.
(5) Includes warrants to purchase 180,000 shares at prices ranging from $4.00 to $15.00 per share and options to purchase 5,000 shares at $4.625 per share.

     Warrants held by other directors: On November 3, 1997, other directors held warrants to purchase 1,173,000 shares at prices ranging from $4.00 to $15.00 per share, expiring the later of January 2001.

     Warrants and options held by employees and third parties: On November 3, 1997, other employees and third parties own warrants and options to purchase an aggregate of 283,675 shares at prices ranging from $4.00 to $15.00 per share, expiring the later of January 2001.

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

Certain Transactions
--------------------

     In August 1996, the Company entered into a management agreement to operate and manage pawnshops for JB Pawn, Inc., a Texas corporation. JB Pawn, Inc. owns and provides 100% of the financing for its pawnshops, and incurs all direct costs to operate the pawnshops, including payroll, store operating expenses, cost of inventory, and pawn loans. The Company receives a monthly management fee for each store managed, and provides computer support, accounting, auditing, oversight and management of these stores. JB Pawn, Inc. is 100% owned and controlled by Mr. Jon Burke, the brother of a director of the Company. In the event that JB Pawn, Inc. receives an offer to purchase any of its pawnshops, the Company shall have a first right of refusal to match such offer. The Company recorded management fee revenue of $212,000 under this agreement during fiscal 1997.

                    Report of the Compensation Committee
                    ------------------------------------

Overview
--------

     The Company's executive compensation is supervised by the Compensation Committee of the Board of Directors. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

     In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

Base Salary
-----------

     Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

Annual Incentive Compensation
-----------------------------

     The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Long-Term Incentive Compensation
--------------------------------

     The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation
------------------------------------

     Mr. Powell was elected to the position of chief executive officer in May 1992. Upon his becoming chief executive officer, Mr. Powell's annual base salary was increased to $150,000 pursuant to his employment agreement described herein. Mr. Powell's salary was $185,000 in fiscal 1997. Mr. Powell received bonus compensation and warrant and option issuances based upon the overall performance of the Company in fiscal 1997.


     The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

                                    Compensation Committee:
                                     Richard T. Burke
                                     Joe R. Love


Stock Price Performance Graph
-----------------------------

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five year period from July 31, 1992 through July 31, 1997, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and U.S. Pawn, Inc.

                   First Cash, Inc.    Peer Group     Nasdaq Composite
                   ----------------    ----------     ----------------
July 31, 1992           100.00           100.00            100.00
July 31, 1993            66.67            72.09            121.67
July 31, 1994            64.71            87.70            124.48
July 31, 1995            54.90           109.06            175.35
July 31, 1996            74.51           164.38            194.93
July 31, 1997            94.12           160.91            287.83

                                OTHER MATTERS
                                -------------

     Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                            COST OF SOLICITATION
                            --------------------

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of pocket expenses.


                           STOCKHOLDER PROPOSALS
                           ---------------------

     Proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than July 6, 1998.


                                       By Order of the Board of Directors,



Arlington, Texas                       Rick L. Wessel
November 3, 1997                       Chief Financial Officer,
                                       Secretary and Treasurer





REVOCABLE PROXY
---------------

                               FIRST CASH, INC.
                       ANNUAL MEETING OF STOCKHOLDERS
                             December 16, 1997
                             -----------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.
-------------------------------------------------------------------------------
The undersigned stockholder of First Cash, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash, Inc. to be held at the First Cash, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Tuesday, December 16, 1997 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

                                                    For    Against  Abstain
                                                    ---    -------  -------
1. Ratification of the selection of
     Deloitte & Touche LLP as independent
     auditors of the Company for the fiscal
     year ending July 31, 1998 (the Board of
     Directors recommends a vote FOR)              [   ]    [   ]    [   ]

2.  Other Matters:
     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated November 3, 1997 as well as the Annual Report for the fiscal year ended July 31, 1997.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


DATED:
      -----------------     --------------------------------------
                            (Signature)



                            --------------------------------------
                            (Signature if jointly held)



                            --------------------------------------
                            (Printed Name)

                            Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.